CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Visium Technologies, Inc. of our report dated October 9, 2020 , relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Visium Technologies, Inc. for the year ended June 30, 2020 and 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc. Assurance Dimensions Margate, FL

April 9, 2021